Exhibit 107

Calculation of Filing Fee Tables

Form S-3ASR

(Form Type)

Cushman & Wakefield plc

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Share	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Fees to Be Paid	Equity	Ordinary Shares, nominal value $0.10 per share	Rule 456(b) and Rule 457(r)	(1)(2)	(1)(2)	(1)(2)		(3)

	Total Offering Amounts					N/A		N/A

	Total Fees Previously Paid							N/A

	Total Fee Offsets							N/A

	Net Fee Due							N/A

(1)	An indeterminate aggregate offering price or number of ordinary shares as may from time to time be issued at indeterminate prices.
(2)

The proposed maximum offering price per security will be determined from time to time by the registrant in connection with the issuance by the registrant, or the sale by selling shareholders, of the ordinary shares registered hereunder.

(3)	In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended, the registrant is deferring payment of the all registration fees.